BUSINESS PROTECTION AGREEMENT
                                  [EXECUTIVES]

In  consideration  of  employment  by  EPITOPE,   INC.,  or  its   subsidiaries,
affiliates, successors or assigns (collectively referred to as "Employer"), William Block ("Employee") agrees as follows:

1.       NEED FOR EMPLOYER PROTECTION.

Employee recognizes and acknowledges that:

         (a) In the course of performing his/her duties for Employer, he/she will have access to Confidential Information, the ownership and confidential status of which are highly important to the Company. Employee also acknowledges that except as otherwise specifically provided for in this Agreement such Confidential Information is and shall continue to be the exclusive and permanent property of the Company, whether or not prepared in whole or in part by Employee, and whether or not disclosed or entrusted to Employee in connection with his/her duties for Employer. Confidential Information shall not be deemed disclosed to the public due to its being disclosed to Employee or to any past, present, or potential employees of the Company.

         (b) Employer has a vital and substantial interest in maintaining the confidentiality of its Confidential Information, in maintaining a stable work force, in continuing its relationships with its Corporate Contacts, in remaining in business, and in avoiding or minimizing any disruption of, damage or impairment to, or interference with its business.

         (c) The Confidential Information and Corporate Contacts that Employee will obtain as a result of his/her employment hereunder is special and unique to Employer, and a breach by Employee of any of the terms and covenants of this Agreement will result in irreparable and continuing harm to Employer for which there will be no adequate remedy at law and for which the injury could not be adequately compensated by money damages.

2.       CONFIDENTIAL INFORMATION

As used in this Agreement, the term "Confidential Information" shall mean any information of Employer, (including any parent, subsidiary, predecessor, successor, or otherwise affiliated corporation, partnership or other business enterprise, hereinafter collectively referred to as the "Company"), whether or not in written form, which has not been previously disclosed to the public by the Company and which (1) is either designated or treated by the Company as confidential or proprietary or as a trade secret, (2) the Company is obligated to keep confidential because it has been provided by third parties or (3) the Employee knows or should know is confidential. Consistent with the definition set forth above, the term "Confidential Information" shall include, but is not limited to, the Company's: trade secrets; proprietary information; inventions, discoveries, or improvements; methods of conducting or obtaining business, including methods of marketing; non-public lists of actual or prospective clients, customers, suppliers, vendors or investors provided to Employee by Employer or developed or learned by Employee while employed by Employer (collectively "Corporate Contacts"); corporate documents, plans or manuals; software and data; finances; legal affairs; labor or other reports; current or future business opportunities; current or future products or technology; formulae, processes, machines, or compositions; relationships with third party companies; the terms of Employer's agreements with Corporate Contacts; and other information marked, designated and/or treated by the Company as confidential.

3.       SCOPE OF EMPLOYER PROTECTION

Employer is a multi-national concern that does business all over the United States as well as in foreign countries. In his/her employment with Employer, Employee may perform services in more than one city, county, state or country, and may gain access to Confidential Information that pertains not only to the specific area in which Employee lives and/or works but also to other cities, counties, states and countries in which Employer does business. The Employer protections stated herein are intended to protect Employer to the fullest extent possible in all of the cities, counties, states, and countries in which Employer does business.

Employer and Employee expressly acknowledge and agree that each of the Employer protections stated herein is intended to be as broad as may be permitted under the provisions of applicable law. Employer and Employee further


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acknowledge  and  agree  that  if any  of  the  protections  herein  are  deemed unenforceable, the unenforceability of any one or more Employer protections stated herein (or any portion thereof), shall not affect the enforceability of any other protection (or portion thereof) stated herein.

4.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION

Employee shall hold all  Confidential  Information  in a fiduciary  capacity and shall exercise the highest degree of care in safeguarding Confidential Information against loss, theft, or other inadvertent disclosure, and shall take all steps reasonably necessary to maintain the confidentiality thereof. Employee shall not, directly or indirectly, either during the term of his/her employment (except as required in the course of the performance of her/his duties), or at any time after her/his employment is terminated for any reason:

         (a) Disclose or furnish to any person, corporation or other entity, use in his/her own or in any other person's business, any Confidential Information;

         (b) Utilize any such Confidential Information for the gain, advantage, or profit of anyone other than Employer; or

         (c) Take advantage of any business opportunity which, because of Confidential Information obtained in Employee's employment capacity or as a result of his/her employment, Employee knows the Company may or is likely to consider.

If Employee is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, Employee will immediately notify Employer in order that the Company may take such action as it deems necessary to protect its interests.

5.       NONCOMPETITION

For one year after termination of employment employee shall not directly or indirectly, own, operate, provide financial, technical or other assistance or services to, accept any involvement with, or be connected with as an officer, partner, proprietor, consultant, representative, agent or stockholder (other than as an owner of less than 5% of the stock of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) any organization which engages in the business of researching, manufacturing, marketing or distributing products for oral specimen based medical testing or HIV testing.

         (a) Due to the fact that Employer does business all over the world, this covenant not to compete shall apply within 50 miles of any geographical area in which Employer actively conducted business or actively contemplated doing business during any period of Employee's employment with Employer.

         (b) During the term of his/her employment and the term of this covenant not to compete, Employee shall inform any potential employer, prior to accepting employment, of this covenant not to compete and provide such potential employer with a copy thereof.

         (c) The one year restriction period set forth in Paragraph 5A shall not have the effect of diminishing or reducing the period(s) of restriction contained in any other provision of this BPA.

6.       NON-SOLICITATION OF EMPLOYEES/CONTRACTORS

         (a) Unless Employee receives the prior express written consent of the Employer, Employee shall not during the term of Employee's employment and for one year after termination of his/her employment, induce or attempt to induce, directly or by assisting others, any person who is in the employment of, or is providing services to, the Employer to leave such employment or engagement.

         (b) If Employee violates Paragraph (1) above, then at the sole election of Employer, Employee shall pay to Employer $10,000 for each identified employee. This remedy, if elected by Employer, shall be in addition to any other remedies provided to Employer under this BPA or by law.

7.       NON-PROVISION OF SERVICES TO CORPORATE CONTACTS


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         (a)  Unless Employee  receives the prior,  express,  written consent of
Employer, Employee shall not, during the term of Employee's employment and for one year after termination of her/his employment, solicit or accept, or attempt to solicit or accept, directly or by assisting others, any work, services, goods, or other business from any of Corporate Contacts of Employer (as defined above).

         (b) If Employee violates this Section above, then at the sole election of Employer, Employee shall pay to Employer fifty percent (50%) of the actual fees billed or billable to such Corporate Contacts during that period of time. This remedy, if elected by Employer, shall be in addition to any other remedies provided to Employer under this BPA or by law.

8.       WORK FOR HIRE

Employee agrees that all creative work, including without limitation designs, drawings, specifications, techniques, models, and processes, prepared or originated by Employee during or within the scope of employment, whether or not subject to protection under federal copyright or other law, constitutes work made for hire, all rights to which are owned by Employer; and, in any event, employee hereby assigns to Employer all right, title and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or other law.

9.       DISCLOSURE OF PRIOR RESTRICTIONS

Employee understands that Employer is not employing Employee in order to obtain any information that is the property of any previous employers or any other person or entity for whom Employee has performed services. Employee represents that he/she is not currently subject to any restriction that would prevent or limit Employee from carrying out his/her duties for Employer. Employee further represents that he/she will not disclose or provide any information to Employer
(a) relating to any inventions, discoveries, or improvements excluded from this Agreement which Employer shall not be free to use without restriction or (b) which, if used by Employer, would cause Employer to infringe or violate the rights of any person, including without limitation, Employee.

10.      OTHER LEGAL RIGHTS OF EMPLOYER

The rights and duties of Employer and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law, or at equity. The parties acknowledge that although a condition of continued employment, this Agreement does not constitute a contract of employment, nor does it entitle Employee to employment for any specific term. All of Employer's employees are employees "at-will" unless specifically provided otherwise by written agreement.

11.      BREACH

In the event of breach of any of the terms or covenants contained in this Agreement, Employee agrees that Employer shall be entitled to temporary and/or permanent injunctive relief upon a showing that Employee has breached this Agreement without proof of actual damage and without posting a bond therefore, against the Employee and any of the Employee's partners, agents, employers or employees, or any persons acting for or with the Employee, and/or an order of temporary specific performance enforcing this Agreement, and any other temporary and/or permanent remedies provided to Employer by applicable law. Such temporary and/or permanent relief shall remain in effect until the matter in dispute is permanently resolved.

12.      SEVERABILITY OF PROVISIONS

The provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable the remaining provision of this Agreement shall not be affected thereby.

13.      SUCCESSORS, HEIRS, ASSIGNEES OR NOMINEES

This Agreement shall inure to the benefit of and be binding upon Employer, its successors, assigns or nominees and also upon Employee, his/her estate, heirs and assigns. Employee's contractual obligations under this Agreement are personal and neither Employee's rights or obligations under this Agreement may be assigned or transferred. Employer's rights and obligations, however, may be assigned or transferred.

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14.      WAIVER

No provision of this Agreement may be waived by either party, except by a writing signed by that party. The waiver of any portion of this Agreement with respect to any person or invention shall be construed narrowly and shall not affect the right of the party granting the waiver to enforce any other provision of this Agreement or to enforce any provision of this Agreement with respect to any other person or invention.

15.      REFERENCES TO GENDER

Any reference to this Agreement to the masculine gender shall also be deemed to refer to the feminine gender.

16.      OREGON LAW TO BE APPLIED

The interpretation of and performance under this Agreement shall be governed by the laws of the State of Oregon, without giving effect to its choice of law principles.

17.      ATTORNEY FEES

In the event of a default under this Agreement, the defaulting party shall reimburse the nondefaulting party for all costs and expenses reasonably incurred by the nondefaulting party in connection with the default, including without limitation, attorney fees. In addition, the prevailing party in any suit or action to enforce this Agreement, or any term hereof, shall be entitled to recover all its costs and expenses incurred in connection with such suit or action, including, without limitation, reasonable attorneys' fees, arbitration costs, and other legal costs incurred at all levels and proceedings.

18.      VENUE/JURISDICTION

For all disputes under this Agreement, the parties agree that any suit or action between them shall be instituted and commenced exclusively in the local state courts in Multnomah County, or the United States District Court for the District of Oregon, sitting in Portland. Both parties waive the right to change such venue and hereby consent to the jurisdiction of such courts for all potential claims under this Agreement.

19.      TERM OF THIS AGREEMENT

This Agreement shall continue until no longer applicable. For example, by their stated terms, the non-competition, non-solicitation and non-provision of services provisions apply for one year after termination of Employee's employment. Also, for example, the non-disclosure obligations set forth in Paragraphs 1-4 of this Agreement will continue beyond the term of employment of Employee and until the covered information is released to the public by Employer.



X  William D. Block                                          4/20/99
 -------------------------------------               -----------------------
           Employee Signature                                  Date


X  Maureen Haggerty                                          4/26/99
 -------------------------------------               -----------------------
           Witness Signature                                  Date


Witness's Address: (omitted)
                  --------------------------------------------------------------

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